Exhibit 99.1

NAVIENT CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On September 19, 2024, Navient Corporation (“Navient”) completed the sale of its equity interests in Xtend Healthcare, LLC, which comprised Navient’s Healthcare Services business in Navient’s Business Processing segment, to Coding Solutions Acquisition, Inc. (“CorroHealth”) for $369 million ($365 million of total consideration, plus an estimated $4 million of working capital and other adjustments to the contractual price) (the “Healthcare Services sale transaction”).

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2024, is presented as if the Healthcare Services sale transaction had occurred on June 30, 2024.

The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2023, and the six months ended June 30, 2024, are presented as if the Healthcare Services sale transaction had occurred on January 1, 2023. The estimated gain on sale in connection with the Healthcare Services sale transaction is reflected in the unaudited pro forma condensed consolidated balance sheet within equity. The estimated gain on sale of $216 million is not reflected in the unaudited pro forma condensed consolidated statements of income as it does not have a continuing impact on Navient’s results.

The unaudited pro forma condensed consolidated financial information has been prepared from Navient's historical accounting records and, in accordance with Article 11 of SEC Regulation S-X, is subject to the assumptions and adjustments described in the accompanying notes. These assumptions and adjustments are based on information presently available. Actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Navient for each period presented and in the opinion of Navient management, all adjustments, and disclosures necessary for a fair presentation of the pro forma data have been made.

The unaudited pro forma condensed consolidated financial information includes pro forma adjustments which reflect transactions and events that (a) are directly attributable to the Healthcare Services sale transaction, (b) are factually supportable and (c) with respect to the statements of income, have a continuing impact on consolidated results. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the Healthcare Services sale transaction, including any potential future cost savings that may be achieved.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had events reflected been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with Navient’s audited consolidated financial statements and the notes thereto as of and for the year ended December 31, 2023, and Management’s Discussion and Analysis included in Navient’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as Navient’s unaudited consolidated financial statements and the notes thereto as of and for the six months ended June 30, 2024, and Management’s Discussion and Analysis included in Navient’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of June 30, 2024 (in millions)

	As	Pro Forma
	Reported	Adjustments		Pro Forma
Assets
FFELP Loans	$32,940	$-		$32,940
Private Education Loans	16,238	-		16,238
Investments	132	-		132
Cash and cash equivalents	1,088	362	(A)	1,450
Restricted cash and cash equivalents	2,918	-		2,918
Goodwill and acquired intangible assets, net	690	(113)	(B)	577
Other assets	2,616	(41)	(B)	2,575
Total assets	$56,622	$208		$56,830

Liabilities
Short-term borrowings	$5,326	$-		$5,326
Long-term borrowings	47,545	-		47,545
Other liabilities	1,003	42	(B) (C)	1,045
Total liabilities	53,874	42		53,916

Equity
Total equity	2,748	166	(D)	2,914

Total liabilities and equity	$56,622	$208		$56,830

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the year ended December 31, 2023 (in millions, except per share amounts)

	As	Pro Forma
	Reported	Adjustments		Pro Forma
Total interest income	$4,419	$-		$4,419
Total interest expense	3,557	-		3,557
Net interest income	862	-		862
Less: provisions for loan losses	123	-		123
Net interest income after provisions for loan losses	739	-		739

Other income (loss):
Servicing revenue	64	-		64
Asset recovery and business processing revenue	321	(121)	(E)	200
Other income	21	-		21
Losses on debt repurchases	(8)	-		(8)
Gains (losses) on derivative and hedging activities, net	11	-		11
Total other income	409	(121)		288

Expenses:
Salaries and benefits	401	(80)	(E)	321
Other operating expenses	399	(21)	(E)	378
Total operating expenses	800	(101)		699
Goodwill and acquired intangible asset impairment and amortization expense	10	(4)	(E)	6
Restructuring/other reorganization expenses	25	(2)	(E)	23
Total expenses	835	(107)		728
Income before income tax expense	313	(14)		299
Income tax expense	85	(3)	(F)	82
Net income	$228	$(11)		$217

Per Share Amounts:

Basic earnings per common share	$1.87			$1.78
Average common shares outstanding	122			122

Diluted earnings per common share	$1.85			$1.76
Average common and common equivalent shares outstanding	123			123

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
For the six months ended June 30, 2024 (in millions, except per share amounts)

	As	Pro Forma
	Reported	Adjustments		Pro Forma
Total interest income	$2,000	$-		$2,000
Total interest expense	1,718	-		1,718
Net interest income	282	-		282
Less: provisions for loan losses	26	-		26
Net interest income after provisions for loan losses	256	-		256

Other income (loss):
Servicing revenue	35	-		35
Asset recovery and business processing revenue	158	(60)	(E)	98
Other income	13	-		13
Gains (losses) on derivative and hedging activities, net	46	-		46
Total other income	252	(60)		192

Expenses:
Salaries and benefits	188	(38)	(E)	150
Other operating expenses	162	(9)	(E)	153
Total operating expenses	350	(47)		303
Goodwill and acquired intangible asset impairment and amortization expense	5	(2)	(E)	3
Restructuring/other reorganization expenses	17	-	(E)	17
Total expenses	372	(49)		323
Income before income tax expense	136	(11)		125
Income tax expense	27	(3)	(F)	24
Net income	$109	$(8)		$101

Per Share Amounts:

Basic earnings per share	$0.98			$0.90
Average common shares outstanding	112			112

Diluted earnings per share	$0.97			$0.89
Average common and common equivalent shares outstanding	113			113

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A)  Adjustment represents the net cash received from the sale of our Healthcare Services business  ($369 million of cash consideration less $7 million of estimated cash costs directly associated with the transaction).

(B)  Adjustments represent the elimination of the assets and liabilities of our Healthcare Services business that was sold.

(C)  Adjustment represents an increase in current tax liabilities of $50 million as a result of the gain recognized on the sale of our Healthcare Services business offset by the elimination of $8 million of liabilities attributable to our Healthcare Services business.

(D)  Adjustments reflect the pretax gain on the sale of our HealthCare Services business of $216 million ($166 million net of tax) calculated as follows:

(in millions)
Cash received (net of selling and other expenses)	$362
Less: Carrying value in Healthcare Services business	146
Pro forma gain before income tax expense	216
Less: Income tax expense	50
Pro forma net gain on sale of our Healthcare Services business	$166

The pro forma net gain of $166 million is reflected as an adjustment to retained earnings. This amount is based on historical information as of June 30, 2024 for Navient Corporation's carrying value of its Healthcare Services business. The actual net gain will be based on Navient Corporation's carrying value in the Healthcare Services business as of September 19, 2024.

(E)  Adjustments reflect the elimination of revenues, costs and expenses directly attributable to our Healthcare Services business.  Adjustments do not include: (1) certain general corporate and segment overhead costs previously allocated to the Healthcare Services business that will have a continuing effect on Navient post-closing or (2) any potential future cost savings that may be achieved.

(F)  Adjustment reflects the estimated income tax effect of the pro forma adjustments at the statutory rate directly related to the Healthcare Services business.